UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2019

Instructure, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37629	26-3505687
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6330 South 3000 East, Suite 700 Salt Lake City, UT	84121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 203-6755

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01  Entry into a Material Definitive Agreement.

The information disclosed under Item 2.01 of this Current Report is incorporated herein by reference.

Item 2.01  Completion of Acquisition or Disposition of Assets

As previously disclosed, on April 1, 2019, Instructure, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Slick Rock Panda, Inc., a wholly owned subsidiary of the Company (“Merger Sub”), MasteryConnect, Inc. (“MasteryConnect”) and Stockholder Representative Services LLC, as Stockholders’ Agent. Pursuant to the Merger Agreement, on April 5, 2019, Merger Sub merged with and into MasteryConnect (the “Merger”), with MasteryConnect continuing as the surviving entity and a wholly owned subsidiary of the Company.  The Merger closed on April 5, 2019.

Upon the closing of the Merger, all of the outstanding shares of capital stock of MasteryConnect, warrants to purchase shares of capital stock of MasteryConnect and options to purchase shares of MasteryConnect common stock were cancelled and the holders were entitled to receive (1) an aggregate of 265,923 shares of common stock of the Company (the “Stock Consideration”), of which 69,644 shares are being held in an escrow fund for the purposes of satisfying certain indemnification obligations of the equity holders of MasteryConnect during the twelve-month period following the closing, and (2) $28.4 million in cash.

The Merger Agreement contains representations, warranties, covenants and indemnities by the parties customary for transactions of this type.

The foregoing summary of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 to this report and is incorporated by reference herein.

Item 3.02  Unregistered Sales of Securities

The information disclosed under Item 2.01 of this Current Report is incorporated herein by reference. Pursuant to the Merger Agreement described in Item 2.01 of this Current Report, the Company issued an aggregate of 265,923 shares of common stock in reliance on the exemption afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated under the Securities Act.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1*	Merger Agreement by and among Instructure, Inc., Slick Rock Panda, Inc., MasteryConnect, Inc. and Stockholder Representative Services LLC dated April 1, 2019.

* Schedules and exhibits to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally a copy of any omitted schedules and exhibits to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Instructure, Inc.

Dated: April 8, 2019
	By:	/s/ Matthew A. Kaminer
Matthew A. Kaminer
Executive Vice President, General Counsel and Secretary